UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2020

Anterix Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36827	33-0745043
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3 Garret Mountain Plaza Suite 401 Woodland Park, NJ	07424
(Address of principal executive offices)	(Zip Code)

(973) 771-0300
Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of Each Exchange on which registered
Common Stock, $0.0001 par value	ATEX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01  Other Events.

Anterix Inc. (the “Company”) has filed this Current Report on Form 8-K to report that Morgan O’Brien, the Company’s Executive Chairman, and Robert Schwartz, the Company’s President & Chief Executive Officer, each adopted a stock trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding stock transactions by directors, executive officers and other employees.

Under Rule 10b5-1, directors, officers and other employees who are not in possession of material non-public information may adopt a pre-arranged plan or contract for the sale of company securities under specified conditions and at specified times. Using these 10b5-1 plans, individuals can gradually diversify their assets and investment portfolios, spread stock trades out over an extended period to reduce market impact and avoid concerns about transactions occurring during a blackout period or otherwise at a time when they might possess material non-public information.

Mr. O’Brien’s 10b5-1 plan, established on June 9, 2020, provides for the sale of up to 123,574 shares over a twelve (12) month period through the exercise of stock options and the sale of restricted stock units. Shares may be sold under Mr. O’Brien’s plan on the open market at prevailing market prices and subject to minimum price thresholds specified in his plan.  Mr. O’Brien has informed the Company that he established this plan as part of his overall retirement planning efforts.  Mr. O’Brien, who joined the Company in April 2012, has not previously sold or cancelled any shares of common stock other than to cover his tax obligations upon the vesting of restricted stock units.  Based on this plan, Mr. O’Brien will continue to remain in compliance with the Company’s Stock Ownership Guidelines, and to hold, or have a beneficial interest in, more than a majority of his current holdings and interests in the Company’s common stock.  In addition to the shares that may be sold pursuant to Mr. O’Brien’s 10b5-1 plan, Mr. O’Brien holds 14,470 shares of the Company’s common stock, performance-based and time-based stock options exercisable for up to 342,872 shares of the Company’s common stock and performance-based and time-based restricted stock units for up to 120,939 shares of the Company’s common stock.

Mr. Schwartz’s 10b5-1 plan, established on June 14, 2020, provides for the sale of up to 95,652 shares over a twelve (12) month period through the exercise of stock options and the sale of restricted stock units. Shares may be sold under Mr. Schwartz’s plan on the open market at prevailing market prices and subject to minimum price thresholds specified in his plan.  Mr. Schwartz has informed the Company that he established this plan for the purposes of diversification of his assets given his concentration in the Company’s stock.  Mr. Schwartz, who joined the Company in August 2015, has not previously sold or cancelled any shares of common stock other than to cover his tax obligations upon the vesting of restricted stock units.  Based on this plan, Mr. Schwartz will continue to remain in compliance with the Company’s Stock Ownership Guidelines, and will continue to hold, or have a beneficial interest in, more than a majority of his current holdings and interests in the Company’s common stock.  In addition to the shares that may be sold pursuant to Mr. Schwartz’s 10b5-1 plan, Mr. Schwartz holds 4,605 shares of the Company’s common stock, performance-based and time-based stock options exercisable for 214,322 shares of the Company’s common stock and performance-based and time-based restricted stock units for 68,542 shares of the Company’s common stock.

Transactions under each of the 10b5-1 plans will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations.  The Company does not undertake to report Rule 10b5-1 plans that may be adopted by any officers or directors in the future, or to report any modifications or termination of any publicly announced trading plan, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Anterix Inc.

Date: August 10, 2020	/s/ Gena L. Ashe
Gena L. Ashe
General Counsel and Corporate Secretary